EXHIBIT 10.23
                                  -------------

THIS OPTION AND THE SECURITIES PURCHASABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES (REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL), OR AN OPINION OF THE COMPANY'S COUNSEL, STATING THAT SUCH SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                             STOCK OPTION AGREEMENT
                             ----------------------

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of the 5th day of August by and between Sforza Enterprises Inc., a Florida corporation (the "Company") and Unique SEI Holdings, Inc., a Florida corporation (the "Holder").

                              BACKGROUND STATEMENT:

         WHEREAS, the Company and the Holder entered into that certain Agreement for Purchase and Sale of Partnership Interest, dated August 5, 1999 (the "Purchase Agreement"). As partial consideration thereunder, the Company agreed to grant the Holder an option to purchase the Company's common stock, $.01 par value per share (the "Common Stock"), as more particularly set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

         1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to the Holder an option (the "Option") to purchase up to Twenty Thousand (20,000) shares of the Company's Common Stock, at an exercise price of Two Dollars and 50/100 ($2.50) per share, in two blocks of Ten Thousand (10,000) shares, exercisable in accordance with the terms set forth herein (collectively, the "Shares").

         2. Term of Option. The Option shall terminate on August 5, 2002.

         3. Exercise of Option. The Holder shall have the right to exercise the Option only in accordance with the following:

            (a) Right to Exercise When Price Equals or Exceeds $5.00 per Share. The Holder shall have the right to exercise the Option for Ten Thousand (10,000) of the Shares at any time

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within five (5) calender days after the Market Price (as defined in Section 3(c)
below) of the Common Stock equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days.

                  (b) Right to Exercise When Price Equals or Exceeds $7.00 per Share. The Holder shall have the right to exercise the Option for Ten Thousand (10,000) of the Shares at any time within five (5) business days after the Market Price (as defined in Section 3(c) below) of the Common Stock equals or exceeds Seven Dollars ($7.00) per share for twenty (20) consecutive trading days.

                  (c) Definition of Market Price. For purposes of this Section 3, the term "Market Price" of the Common Stock means the average of the highest bid and the lowest ask prices reported on the OTC Bulletin Board or other primary market on which the Common Stock may be traded.

                  (d) Examples. Assume each weekday is a trading day for the following examples.

                      (i) The Market Price of the Common Stock reaches $6.00 per share from Monday, January 1 through Friday, January 26. The Holder has until February 2 to exercise the Option for 10,000 of the Shares. On each day from Monday, January 8 to Friday, February 2, the Market Price reaches $8.00 per share. The Holder has until February 9 to exercise the Option for the remaining 10,000 of the Shares.

                      (ii) The Market Price of the Common Stock reaches $6.00 from Monday, January 1 through Friday, January 26, and the Market Price drops to $4.00 on Monday, January 29. The Holder does not elect to exercise the Option for 10,000 of the Shares by Friday, February 2. The Holder must wait until the Market Price equals or exceeds at least $5.00 per share for another twenty (20) consecutive trading days before the Holder may exercise the Option for 10,000 of the Shares.

         4. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by providing the Company with payment of the full payment price for the Shares, and the Company shall cause its transfer agent to deliver a certificate or certificates representing such Shares as soon as practicable after such payment has been received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the Holder or permitted assignee and shall be delivered to the Holder or permitted assignee. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. The Holder shall not have the rights of a shareholder with respect to the Shares covered by the Option hereunder until the date of issuance of a stock certificate to the Holder for such Shares. The Holder may only exercise the Option to purchase the Shares in lots of Ten Thousand (10,000) Shares.

         5. Transfer of Option. The Option may not be sold, conveyed, pledged, hypothecated, or otherwise transferred in any manner by the Holder without the prior written consent of the Company, except to the extent such is to a person or entity controlled by or under common control with the Holder or any of the shareholders of Holder. No such sale, transfer or hypothecation may

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occur in any event except in compliance with federal and state securities laws, as determined to the satisfaction of the Company and its counsel in their reasonable discretion.

         6.       Adjustment upon Changes in Capitalization.
                  ------------------------------------------

                  (a) If all or any portion of the Option shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event occurring after the date hereof, then the Holder exercising the Option shall receive, for the aggregate price paid upon the exercise, the aggregate number and class of shares which the Holder would have received if the Option had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares or other similar event. If any adjustment under this Section 6(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to the Option shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this
Section 6(a), the Company shall forthwith notify the Holder of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

                  (b) If all or any portion of the Option shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company or other similar event occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then the Holder exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which the Holder would have received if the Option had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 6(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Option shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 6 (b), the Company shall forthwith notify the Holder of such adjustment, setting forth in reasonable detail the even requiring the adjustment and the method by which such adjustment was calculated.

         7.       Securities Law.
                  ---------------

                  (a) Neither the Company, nor any person acting on its behalf, has offered or sold the Option or the Shares to the Holder by means of any form of general solicitation or general advertising, including communications published in any newspaper, magazine or similar medium.

                  (b) The Holder is acquiring the Option and will acquire the Shares for its own account and not on behalf of other persons. The Holder has not been organized for the specific purpose of acquiring the Option or the Shares. The Option is being acquired and the Shares will be acquired with the intent of holding them for investment and without the intent of participating directly or indirectly in a distribution thereof.

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                  (c) The Holder has not, in making the investment, utilized a purchaser representative as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Act").

                  (d) The Holder has such knowledge and experience in financial and business matters and investing in new, speculative ventures that it is capable of evaluating the risk of my investment in the Company, and is able to bear the economic risk of this investment, in that it can afford a complete loss of the investment or it is able to retain such investment indefinitely.

                  (e) There has been direct communication between the Holder and the Company so that the Holder has had the opportunity to ask questions of, and receive answers from, the Company or any person acting on its behalf concerning the Company, and has had the opportunity to obtain any additional information necessary to verify the accuracy of any information furnished to the Holder by the Company, including the Company's Form 10-K Annual Report for 1998 as filed with the Securities and Exchange Commission.

                  (f) The Shares to be purchased upon exercise of this Option will not be sold without registration under the Act and applicable state securities law or receipt by the Company of an opinion of counsel reasonably satisfactory to counsel for the Company that the proposed sale is exempt thereunder. The Holder consents to a legend being placed on the certificates for the Shares stating that the Shares have not been registered under such laws and referring to such restrictions on transferability and sale, and the Holder consents to a stop order to the Company's transfer agent that such Shares shall not be transferred on the books of the Company without compliance with such requirements.

                  (g) The sale of the Shares to the Holder has not been registered under the Act and will be sold to the Holder pursuant to Regulation D thereunder, and that such sale has not been registered with any state securities regulatory agency; that any transferee may be subject to similar restrictions; and that, therefore, it is unlikely that the Holder will be able to sell, pledge or otherwise transfer its Shares and it must continue to bear the economic risk of the investment for an indefinite period of time.

                  (i) WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SUCH SALE MADE TO A FLORIDA PURCHASER PURSUANT TO SECTION 517.061(11) OF THE FLORIDA STATUTES SHALL BE VOIDABLE BY SUCH PURCHASER WITHIN THE THREE DAY PERIOD AFTER THE LATER OF (1) THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY OR AN AGENT OF THE COMPANY, OR AN ESCROW AGENT, OR (2) THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER. TO ACCOMPLISH A VOIDING OF HIS OR HER PURCHASE, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE COMPANY WITHIN SUCH THREE DAY PERIOD, STATING THAT THE INVESTOR IS VOIDING AND RESCINDING THE

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PURCHASE. SHOULD ANY INVESTOR CHOOSE TO VOID HIS OR HER TRANSACTION IN THIS
METHOD, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED BY THE COMPANY AND TO EVIDENCE THE DATE OF MAILING OF SUCH NOTICE.

         8. No Obligation to Exercise Option. The grant and acceptance of the Option hereunder imposes no obligation on the Holder to exercise the Option.

         9. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         10. Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

         11. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

         12. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to the Company:                          With a copy to:

c/o Sforza Enterprises Inc.                 Gunster, Yoakley, Valdes-Fauli
222 Clematis Street, Suite 202              & Stewart, P.A.
West Palm Beach, Florida 33401              777 S. Flagler Drive, Suite 500 East
Attn.: Jay Visconti, President              West Palm Beach, Florida 33401
Telephone: (561) 366-0027                   Attn.: Steven J. Serling, Esq.
Telefax: (561) 366-0028                     Telephone: (561) 650-0577
Telefax: (561) 655-5677

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If to Holder:                               With a copy to:

Unique Restaurants Concepts, Inc.           Ruden, McCloskey, Smith, Schuster
490 East Palmetto Park Road, Suite 110      & Russell, P.A.
Boca Raton, Florida 33432                   200 E. Broward Boulevard, 15th Floor
Attn.: Dennis R. Max, President             Ft. Lauderdale, Florida 33302
Telephone: (561) 392-0611                   Attn.: Michael H. Krul, Esq.
Telefax: (561) 393-0456                     Telephone: (954) 764-6660
                                            Telefax: (954) 764-4996

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         13. Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of the Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         14. Severability. If any provision of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         15. Survival. All covenants, agreements, representations and warranties made in this Agreement or otherwise made in writing by any party pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

         16. Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy under this Agreement. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

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         17. Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Broward or Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Broward or Palm Beach County or the United States District Court, Southern District of Florida, Broward or West Palm Beach Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

         18. Remedies Cumulative. Except as otherwise expressly provided in this Agreement, no remedy in this Agreement conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy under this Agreement shall preclude any other or further exercise thereof.

         19. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         20. Entire Agreement. This Agreement and all exhibits and schedules attached to this Agreement, if any, represent the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

         21. Prevailing Party. If any civil action or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that civil action or legal proceeding, in addition to any other relief to which such party or parties may be entitled.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          COMPANY:

                                          SFORZA ENTERPRISES INC.


                                          By: /s/ Gerald J. Visconti, Jr
                                             ---------------------------------
                                              Gerald J. Visconti, Jr., President



                                          HOLDER:

                                          UNIQUE SEI HOLDINGS, INC.


                                          By: /s/ Dennis Max
                                             ---------------------------------
                                             Dennis Max, President


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